Exhibit 99.1

REPORT OF PRICEWATERHOUSECOOPERS IRELAND ON ALLERGAN PROFIT

FORECAST

The Directors

Allergan plc

Clonshaugh Business and Technology Park

Coolock

Dublin D17 E400

J.P. Morgan Securities LLC

383 Madison Avenue

New York, NY 10017

United States

16 September 2019

Dear Ladies and Gentlemen

Allergan plc

We report on the profit forecast comprising the statement by Allergan plc (“Allergan”) and its subsidiaries (together the “Allergan Group”) in respect of non-GAAP Net Income per share for the year ending 31 December 2019 (the “Profit Forecast”). The Profit Forecast and the material assumptions upon which it is based, are set out in the Allergan Profit Forecast document to be issued by Allergan in which this letter is included (the “Profit Forecast Document”).

This report is required by Rule 28.1(a)(i) of the Irish Takeover Panel Act 1997, Takeover Rules, 2013 (the “Irish Takeover Rules”) and is given for the purpose of complying with that Rule and for no other purpose.

Accordingly, we assume no responsibility in respect of this report to AbbVie Inc. (the “Offeror”) or any other person connected to, or acting in concert with, the Offeror or to any other person who is seeking or may in future seek to acquire control of Allergan (an “Alternative Offeror”) or to any other person connected to or acting in concert with an Alternative Offeror.

Responsibilities

It is the responsibility of the directors of Allergan (the “Allergan Directors”) to prepare the Profit Forecast in accordance with the requirements of the Irish Takeover Rules.

It is our responsibility to form an opinion as required by Rule 28.3(a) of the Irish Takeover Rules as to the proper compilation of the Profit Forecast and to report that opinion to you.

PricewaterhouseCoopers, One Spencer Dock, North Wall Quay, Dublin 1, Ireland, I.D.E. Box No. 137

Located at Dublin, Cork, Galway, Kilkenny, Limerick, Waterford and Wexford

PricewaterhouseCoopers is authorised by Chartered Accountants Ireland to carry on investment business.

Save for any responsibility which we may have to those persons to whom this report is expressly addressed and for any responsibility arising under Rule 28.3(a) of the Irish Takeover Rules to any person as and to the extent therein provided, to the fullest extent permitted by law we do not assume any responsibility and will not accept any liability to any other person for any loss suffered by any such other person as a result of, arising out of, or in connection with this report or our statement, required by and given solely for the purposes of complying with Rule 28.4 of the Irish Takeover Rules, consenting to its inclusion in the Profit Forecast Document.

Basis of Preparation of the Profit Forecast

The Profit Forecast has been prepared on the basis stated in Profit Forecast Document and is based on the unaudited financial results for the six months ended 30 June 2019 and a forecast to 31 December 2019. The Profit Forecast is required to be presented on a basis consistent with the accounting policies of the Allergan Group.

Basis of Opinion

We conducted our work in accordance with the Standards for Investment Reporting issued by the Auditing Practices Board. Our work included evaluating the basis on which the historical financial information included in the Profit Forecast has been prepared and considering whether the Profit Forecast has been accurately computed based upon the disclosed assumptions and the accounting policies of the Allergan Group. Whilst the assumptions upon which the Profit Forecast is based are solely the responsibility of the Allergan Directors, we considered whether anything came to our attention to indicate that any of the assumptions adopted by the Allergan Directors which, in our opinion, are necessary for a proper understanding of the Profit Forecast have not been disclosed or if any material assumption made by the Allergan Directors appears to us to be unrealistic.

We planned and performed our work so as to obtain the information and explanations we considered necessary in order to provide us with reasonable assurance that the Profit Forecast has been properly compiled on the basis stated.

Since the Profit Forecast and the assumptions on which it is based relate to the future and may therefore be affected by unforeseen events, we can express no opinion as to whether the actual results reported will correspond to those shown in the Profit Forecast and differences may be material.

Our work has not been carried out in accordance with auditing or other standards and practices generally accepted in the United States of America and accordingly should not be relied upon as if it had been carried out in accordance with those standards and practices.

Opinion

In our opinion, the Profit Forecast has been properly compiled on the basis of the assumptions made by the Allergan Directors and the basis of accounting used is consistent with the accounting policies of the Allergan Group.

Yours faithfully

PricewaterhouseCoopers

Chartered Accountants